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                                                                EXHIBIT 4(d)(d)


             Void after 5:00 p.m., Florida Time on January 9, 2002
               Warrant to Purchase 250,000 Shares of Common Stock

                         ----------------------------

                       WARRANT TO PURCHASE COMMON STOCK


                                      OF


                       UNIVERSAL MEDICAL SYSTEMS, INC.

                         ----------------------------

                  THIS WARRANT AND THE SHARES OF COMMON STOCK
                   ISSUABLE PURSUANT TO THIS WARRANT HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
                    PLEDGED OR OTHERWISE TRANSFERRED UNLESS
                 REGISTERED UNDER THE ACT OR AN EXEMPTION FROM
                         SUCH REGISTRATION IS AVAILABLE



     FOR VALUE RECEIVED, Universal Medical Systems, Inc., a Nevada corporation (the "Company"), grants the following rights to RAJAN ANANT JOSHI, whose address is 80-15 41st Avenue, King George Building, #507, Elmhurst, New York 11373.

ARTICLE 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

          (a) "Common Stock" shall mean the common stock, par value $.001 per share, the Company.

          (b) "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 13825 Icot Blvd., Suite 613, Clearwater, FL 34620.
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     (c)    "Exercise Date" shall mean any date upon which the Holder
shall give the Company a Notice of Exercise.

     (d) "Exercise Price" shall mean the price to be paid to the Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof which shall be $1.43750 (i.e., the closing bid price on the day immediately preceding the issuance of this Warrant).

     (e) "Expiration Date" shall mean 5:00 p.m. (Florida time) on January 9, 2002.

     (f)    "SEC" shall mean the United States Securities and Exchange
Commission.

     (g)    "Transfer Agent" shall mean American Stock Transfer &
Trust Company, as the Company's transfer agent, or its authorized successor, as such.

ARTICLE 2. EXERCISE.

           2.1 Exercise of Warrant. This Warrant shall entitle Holder to purchase up to 250,000 shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

           2.2  Manner of Exercise.

                (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 25,000 shares, except upon an exercise of this Warrant with respect to the remaining balance of shares purchasable hereunder at the time of exercise), by delivering to the Company at its corporate Office
(i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the shares of Common Stock being purchased.



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                (b)  From time to time upon exercise of this Warrant, in whole or in part, in accordance with its terms, the Company will cause the Transfer Agent to countersign and deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

                (c) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

            2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

            2.4  No Rights Prior to Exercise.      Prior to its exercise
pursuant to Section 2.2. above, this Warrant shall not entitle the Holder to any voting or other rights as holder of shares of Common Stock.

            2.5 Adjustments. In case of any reclassification, capital reorganization, stock dividend or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend or other change of outstanding shares or Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.5. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.



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            2.6  Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full share of the Company's Common Stock on the date of the Notice of Exercise.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                 (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any preemptive rights.

                 (b) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                 (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of



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any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

ARTICLE 4. REGISTRATION UNDER THE ACT.

                 (a) Demand Request. (i) If at any time on and after the date hereof, (i) the Company shall become subject to the reporting requirements of
Section 13 or Section 15 of the Securities Exchange Act of 1934, then simultaneous with becoming subject thereto or as soon thereafter as practicable, or (ii) upon the written request therefore (the "Demand Request"), from the Holder, the Company shall prepare and file with the SEC a registration statement under the Act covering the Shares and/or any securities issued in lieu or substitution thereof (collectively, the "Registrable Securities") which are the subject of such request and shall use its best efforts to cause such registration statement to become effect.

                 (ii) If at the time of the Demand Request the Company is in the process of preparing a registration statement under the Act relating to an underwritten public offering, then the Company shall have the right to cause the Holder to include the Registrable Securities in such registration statement unless if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the securities being underwritten. To the extent only a portion of the Registrable Securities held by a Holder is included in the underwritten public offering, a registration statement covering those Registrable Securities which are excluded from the underwritten public offering will be filed with 120 days of the consummation of the underwritten public offering.

                 The obligation of the Company this paragraph (a) shall be limited to two registration statements.

                 (b) Right to Postpone, Etc. Notwithstanding the foregoing, the Company shall be entitled to postpone for up to six (6) months the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to Section 4 (b) if at the time the Company receives a request for registration the Board of Directors of the Company determines, in its reasonable business judgment, that the filing of such registration statement and the offering of the shares of Registrable Stock pursuant thereto would interfere



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with any financing, acquisition, corporate reorganization or other material transaction by the Company, and the Company promptly gives the holders notice of such determination and postponement. If the Company shall so postpone the filing of a registration statement, the Holder shall have the right to withdraw the request for registration by giving written notice, signed by the Holder, to the Company within fifteen (15) days after receipt of the Company's notice of postponement, and, in the event of such withdrawal, such request shall not be deemed a request for registration which may be made pursuant to this Section 4. The Company's right to postpone the filing of a registration statement as provided herein may only be exercised by the Company once during any twelve
(12) consecutive month period. If requested by Holder, the Company shall enter into customary agreements (including underwriting agreements with the underwriter selected by the holder in connection with a Demand Request, provided such underwriter is reasonably acceptable to the Company) and the Company shall take all related actions as the Holder, or as the underwriter selected by the Holder, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities included in a registration statement filed with the SEC.

                 (c) Registration Procedures. If and whenever the Company is required by the provisions of paragraph (a) above to effect the registration of Registrable Securities under the Act, the Company will:

                      (i) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                      (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                      (iii) furnish to the Holder and to the underwriter of the securities being registered, if any, such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriter may reasonably request in order to facilitate the public offering of such securities;



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                      (iv)   notify the Holder, promptly after it shall
receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                      (v) notify the Holder promptly of any request by the SEC for the amending of supplementing of such registration statement or prospectus or for additional information;

                      (vi) prepare and file with the SEC, promptly upon the request of the Holder, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the holder (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by the Holder;

                      (vii) prepare and promptly file with the SEC and promptly notify the Holder of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall be occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                      (viii) advise the Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                (d)   Expenses.

                      (i) With respect to any registration requested pursuant to Section 4 (a) all fees, costs and expenses of and incidental to such registration, inclusion and pubic offering (as specified in paragraph
(iii) below) in connection therewith shall be borne by the Company.



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                      (ii)  The fees, costs and expenses of registration
above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, and fees and disbursements of counsel and accountants for the Company. Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred b the selling security holders not expressly included above shall be borne by the selling security holders.

                (e)   Indemnification.

                      (i) The Company shall indemnify and hold harmless the Holder, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                      (ii) As a condition of the Company's obligation under this Article 4, the Holder will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or



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supplement thereto, or arise out of or are based upon any the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of the Holder specifically for use in the preparation thereof.

                      (iii) Promptly after receipt by an indemnified part pursuant to the provisions of paragraph (i) or (ii) of this Article 4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (B) the indemnifying part shall not have employed counsel satisfactory to the indemnified party to represent the



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indemnified party within a reasonable time after the notice of the commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     The Company's agreements with respect to Warrants or the Shares in this
Article 4 shall continue in effect regardless of the exercise and surrender of this Warrant.

ARTICLES.  MISCELLANEOUS.

           5.1 Transfer. This Warrant may not be transferred or assigned, in whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company, provided that this Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 25,000 shares.

           5.2 Transfer Procedure. Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued is herein referred to as a "Holder").

           5.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be cancelled.



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           5.4  Notices.  All notices and other communications from the Company to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing or mailed by first-class registered or certified mail, postage prepaid at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

           5.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

           5.6 Governinq Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, the state of the Company's incorporation, without giving effect to its principles regarding conflicts of law.



Dated: January 9, 1997



                                        UNIVERSAL MEDICAL SYSTEMS, INC.




                                        By: /s/ Myron A. Baker
                                           -----------------------------
                                           Myron A. Baker
                                           Chairman & CEO


ATTEST

/s/ Dennis D. Cole
----------------------------
Dennis D. Cole
Vice President and Secretary



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